Richard H. Kirk Vice President, Corporate Counsel
The Prudential Insurance Company of America 213 Washington Street, Newark, NJ 07102-2917 Tel 203-925-3707 richard.kirk@prudential.com

January 24, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:    Pruco Life Insurance Company of New Jersey
Pre-Effective Amendment No. 1 to Registration Statement on Form S-3
File No. 333-283253

Members of the Commission:

In my capacity as Vice President and Corporate Counsel of The Prudential Insurance Company of America, I have reviewed the establishment of the Index Strategies Separate Account (the “Account”) by the Board of Directors of Pruco Life Insurance Company of New Jersey (“Pruco Life of New Jersey”) as a non-insulated, non-unitized separate account for assets applicable to certain index-linked crediting strategy annuity contracts, pursuant to the provisions of Section 17B:28-7 of the New Jersey Insurance Code. I was responsible for the oversight of the preparation and review of the Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the registration of certain index-linked crediting strategy annuity contracts issued with respect to the Account.

I am of the following opinion:

(1) Pruco Life of New Jersey was duly organized under the laws of New Jersey and is a validly existing corporation;

(2) the Account has been duly created and is validly existing as a non-unitized separate account pursuant to the provisions of New Jersey law, and

(3) the index-linked crediting strategy annuity contracts are legal and binding obligations of Pruco Life of New Jersey in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/Richard H. Kirk
Richard H. Kirk
Vice President, Corporate Counsel